Calculation of Filing Fee Tables
S-3
Macy's, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share, of Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share, of Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	3	Other	Depositary Shares of Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants of Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	5	Other	Purchase Contracts of Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	6	Other	Units of Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	7	Other	Guarantees of Debt Securities of Macy's Retail Holdings, LLC by Macy's, Inc.	457(r)				0.0001531
Fees to be Paid	8	Debt	Debt Securities of Macy's Retail Holdings, LLC	457(r)				0.0001531
Fees to be Paid	9	Other	Warrants of Macy's Retail Holdings, LLC	457(r)				0.0001531
Fees to be Paid	10	Other	Purchase Contracts of Macy's Retail Holdings, LLC	457(r)				0.0001531
Fees to be Paid	11	Other	Units of Macy's Retail Holdings, LLC	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[2]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[3]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred. Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of Macy's, Inc. and will be evidenced by a depositary receipt.

[4]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[5]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[6]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred. Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

[7]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred. Pursuant to Rule 457(n), no additional filing fee is required in connection with the guarantees of the debt securities being registered.

[8]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[9]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[10]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.

[11]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred. Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.